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                                                                   EXHIBIT 10.52

                                VOTING AGREEMENT

     THIS VOTING AGREEMENT (this "Agreement") is made as of December 21, 2001 (the "Effective Date"), by and among Industrial Data Systems Corporation, a Nevada corporation (the "Company"), Equus II Incorporated, a Delaware corporation ("Equus"), Alliance 2000, Ltd., a Texas limited partnership ("Alliance"), and the individuals and entities listed on the attached Schedule
                                                                      --------
1 (collectively referred to as the "Significant PEI Shareholders"). Equus,
-
Alliance, and the Significant PEI Shareholders are current or prospective holders of the Common Stock, par value $.001 per share (the "Common Stock"), of the Company and the Series A Preferred Stock, par value $.001 per share (together with any shares issued or issuable upon conversion of the Series A Preferred Stock, the "Series A Preferred Stock"), of the Company. Equus, Alliance, and the Significant PEI Shareholders are referred to herein individually as a "Voting Party," and collectively, as the "Voting Parties."

                                    RECITALS
                                    --------

          The Company and Petrocon Engineering, Inc., a Texas corporation ("Petrocon"), entered into that certain Agreement and Plan of Merger dated as of July 31, 2001 (the "Merger Agreement"), which requires that Equus, Alliance, and the Significant PEI Shareholders enter into this Agreement at the closing of the transactions contemplated by the Merger Agreement.

                                    AGREEMENT
                                    ---------

          NOW, THEREFORE, in consideration of the mutual promises herein contained, and other consideration, the receipt and adequacy of which hereby is acknowledged, the parties agree as follows:

                                   ARTICLE 1

                               ELECTION OF DIRECTORS

          1.1     Board of Directors. From and after the date of this Agreement
                  ------------------
and until the provisions of this Article 1 cease to be effective, each of the Voting Parties shall vote, or cause the vote of, all shares of Common Stock and other voting securities of the Company over which such Voting Party has voting control, and will take all other necessary or desirable actions within his, her or its control (whether in his, her or its capacity as a stockholder, director or officer of the Company or otherwise) to ensure that the size of the Board of Directors (the "Board") shall be no more than seven and to cause the election to the Board of:

                  (a) Three representatives designated by Alliance until the earlier of (i) the date that William A. Coskey and Hulda L. Coskey or their heirs, individually or collectively, no longer serve as or control the general partner of Alliance; and (ii) the date that William A. Coskey and Hulda L. Coskey or their heirs, individually or collectively, own less than 51% of the partnership interests in Alliance, except to the extent they have made transfers in connection with income, gift and estate tax planning to charitable or other non-profit organizations, or to family members;

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                  (b) One representative designated by Equus, until the later of
(i) the date that certain promissory note dated on the Effective Date from Petrocon payable to the order of Equus in the original principal amount of $3,000,000 (the "Equus Note") is paid in full; (ii) the date on which Equus owns less than 1,000,000 shares of Company Common Stock on an as-converted basis;

                  (c) Two representatives (one of whom shall be Michael L. Burrow) designated by the Shareholder Representative until the date that Equus no longer has the right to designate a representative pursuant to Section 1.1(b), and thereafter, three representatives (one of whom shall be Michael L. Burrow) designated by the Shareholder Representative; and

                  (d) One representative designated by agreement among Alliance (so long as Alliance has the right to designate directors pursuant to Section 1.1(a)) and the holders of a majority of the Common Stock held by the Shareholder Representative (the "Independent Director").

     Each party to this Agreement agrees to vote in favor of the removal and replacement of any director if requested to do so by the parties entitled to name such director to the Board of Directors under this Agreement. If any director designated for election by an Voting Party or Voting Parties pursuant to the foregoing provisions of this Section 1.1 dies or resigns as director, or otherwise ceases to be a director for any other reason, then, subject to
Section 1.2, such Voting Party or Voting Parties which designated such director, shall have the right to designate a director to fill the resulting vacancy.

     1.2     Replacement of Certain Directors. If any Voting Party shall lose
             --------------------------------
the right to designate a director, such Voting Party shall cause such director to immediately resign and the resulting vacancy shall, in the case of the loss by Equus of a right to designate a director, be filled by the person designated by the Shareholder Representative, and in the case of the loss by any other Voting Party of a right to designate a director, by a majority of the remaining directors. In each case, the replacement director shall serve pending the next annual meeting of shareholders of the Company, and thereafter as provided by this Agreement and the vote of such shareholders.

     1.3     Removal of Certain Board Representatives and Officers of the
             ------------------------------------------------------------
Company. As more fully set forth in their respective employment agreements,
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William A. Coskey and Michael L. Burrow shall not be removed as officers of the
Company absent their death, disability, dismissal for cause, resignation, or the affirmative vote of at least five members of the Board.

    1.4     Vacancies. If any representative designated as provided in Section
            ---------
1.1 for any reason ceases to serve as a member of the Board during his or her term of office, the parties hereto shall cause the resulting vacancy to be filled by a representative designated as provided in Section 1.1 by the respective person or persons who designated the vacating representative. Each of the Voting Parties shall give a proxy to vote its securities in accordance with this Agreement or shall attend, and vote its voting securities of the Company in accordance with this Agreement at, each special meeting of the stockholders of the Company involving the election of directors of the Company.

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     1.5     Legends on Stock Certificates. The certificates representing
             -----------------------------
shares held by the Voting Parties shall bear the following legend (together with any other legends required by separate agreement and applicable laws):

     THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN VOTING LIMITATIONS AND RESTRICTIONS SET FORTH IN A VOTING AGREEMENT AMONG THE COMPANY, THE HOLDER HEREOF AND CERTAIN OTHER STOCKHOLDERS OF THE COMPANY, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICES OF THE COMPANY.

     The legend on the certificates representing shares held by the Voting Parties shall be removed immediately prior to any sales permitted by applicable securities laws and the Lock-Up Agreement of even date herewith, and the provisions of this Voting Agreement shall not be binding on the transferee of such shares.

     1.6     Application of Agreement to After-Acquired Securities. All of the
             -----------------------------------------------------
provisions of this Article 1 shall apply to all voting securities held by the Voting Parties, whether issued before or after the date of this Agreement, and all securities issued as a replacement for the securities or with respect to the securities as a result of any stock dividend, stock split or other similar event.

     1.7     Covenants of the Company. The Company agrees to ensure that the
             ------------------------
rights granted hereunder are effective and that the parties hereto enjoy the benefits thereof. Such actions include, without limitation, the use of the Company's best efforts to assist in the nomination and election of the directors as provided above. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all of the provisions of this Agreement and in the taking of all such actions as may be necessary, appropriate or reasonably requested by the holders of a majority of the outstanding voting securities held by the parties hereto assuming conversion of all outstanding securities in order to protect the rights of the parties hereunder against impairment.

     1.8     Nontransferability.  Each party to this Agreement hereby agrees
             ------------------
that the obligations and covenants contained in this Article 1 are unique to the original parties hereto and that no party may donate, transfer, sell, assign, pledge, hypothecate or otherwise dispose of (other than to an agent, wholly-owned subsidiary or other person or entity that such party controls either directly or indirectly), any of its rights and obligations under this Agreement unless its transferee signs a joinder agreement agreeing to be bound by the terms of this Agreement. Any such transfer not effected in accordance with this Section 1.7 shall be null and void ab initio.

     1.9     Representations of Alliance. Alliance hereby represents and
             ---------------------------
warrants to each other party to this Agreement that, as of the date hereof, William A. Coskey and Hulda L. Coskey are the sole general partners of Alliance.

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                                   ARTICLE 2

                                ADDITIONAL TERMS

     2.1     No Heightened Duties. Each party hereby acknowledges and agrees
             ---------------------------------------------------------------
that no fiduciary duty, duty of care, duty of loyalty or other heightened duty
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shall be created or imposed upon any party to any other party, the Company or
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other stockholder of the Company, by reason of this Agreement and/or any right
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or obligation hereunder.
------------------------

     2.2     Amendments; Waiver. Any term in this Agreement may be amended or
             ------------------
waived only by the written consent of each of the Company, Equus (so long as it has a right to designate a director under Section 1.1(b)), Alliance, and holders of a majority of the Common Stock held by the Significant PEI Shareholders at the time of the amendment or waiver. Any amendment or waiver not effected in accordance with this Section 2.2 shall be null and void and non-binding upon the Voting Parties and their respective successors and assigns. No waivers of any breach of this Agreement extended by any party hereto and any other party shall be construed as a waiver of any rights or remedies of such party or any other party hereto with respect to any subsequent breach.

     2.3     Notices. Any notice required or permitted by this Agreement shall
             -------
be in writing and shall be deemed delivered on the date of delivery, when delivered personally, by overnight courier or sent by telegram or confirmed fax, or 48 hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, to the Voting Parties at the address below their signature below, or at such other address as the Voting Parties shall have furnished in writing to the other parties hereto.

     2.4     Severability. If any provision of this Agreement is held by final
             ------------
judgment of a court of competent jurisdiction to be invalid, illegal or unenforceable, such invalid, illegal or unenforceable provision shall be severed from the remainder of this Agreement, and the remainder of this Agreement shall be enforced. In addition, the invalid, illegal or unenforceable provision shall be deemed to be automatically modified, and, as so modified, to be included in this Agreement, such modification being made to the minimum extent necessary to render the provision valid, legal and enforceable. Notwithstanding the foregoing, however, if the severed or modified provision concerns all or a portion of the essential consideration to be delivered under this Agreement by one party to the other, the remaining provisions of this Agreement shall also be modified to the extent necessary to equitably adjust the parties= respective rights and obligations hereunder.

     2.5     Governing Law. This Agreement and all acts and transactions
             -------------
pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Texas, without giving effect to principles of conflicts of law. Venue for any disputes pursuant to this Agreement shall be in Harris County, Texas, and the parties agree to submit to the jurisdiction of the state and federal courts in Harris County, Texas.

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     2.6     Counterparts; Facsimile Signatures. This Agreement may be executed
             ----------------------------------
by facsimile and in two or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute one agreement. Signatures transmitted via facsimile shall be deemed originals for purposes of this Agreement.

     2.7     Successors and Assigns. Subject to Section 1.7, the terms and
             ----------------------
conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

     2.8     Specific Performance. The parties hereby acknowledge that it is
             --------------------
impossible to measure in money the damages which will accrue to a party hereto or to its heirs, personal representatives, or assign by reason of a party's failure to perform its obligations under this Agreement and therefore agree that, in addition to and without limiting any remedies available at law, each of the parties hereto shall have full equitable remedies available to such party.

     2.9     Termination. This Agreement shall terminate and the rights and
             -----------
obligations of the parties hereunder shall cease upon the earliest of: (i) the written consent of each of the Company, Equus (as long as it has a right to elect a director hereunder), Alliance, the Shareholder Representative, and holders of a majority of the shares of Common Stock held by the Significant PEI Shareholders, or (ii) the fifth anniversary of the Effective Date.

                  [Remainder of Page Intentionally Left Blank]

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     IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as of the Effective Date.


                                THE COMPANY:

                                INDUSTRIAL DATA SYSTEMS CORPORATION,
                                a Nevada corporation

                                By:__________________________________________
                                       William A. Coskey, President

                                Address: 600 Century Plaza Drive, Building 140 Houston, Texas 77073

                                EQUUS:

                                EQUUS II INCORPORATED,
                                a Delaware corporation

                                By:__________________________________________
                                      Randall Hale, Vice President

                                Address:   2929 Allen Parkway, Suite 2500
                                           Houston, Texas 77019

                                ALLIANCE:

                                ALLIANCE 2000, LTD.,
                                a Texas limited partnership

                                By:__________________________________________
                                       William A. Coskey, Its General Partner

                                By:__________________________________________
                                       Hulda L. Coskey, Its General Partner

                                Address: 600 Century Plaza Drive, Building 140 Houston, Texas 77073
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                                SIGNIFICANT PEI SHAREHOLDERS:

                                EQUUS II INCORPORATED, a Delaware corporation

                                By:__________________________________________
                                        Randall B. Hale, Vice President

                                M.L. Burrow Family Partnership, Ltd.*
                                Michael L. Burrow*
                                Fahad Al-Tamimi*
                                Norbert C. Roobaert*
                                David L. Hopson*
                                Jimmie N. Carpenter*
                                Thomas H. Noble*
                                Douglas W. Eckols Family Partnership, Ltd.*
                                The Olan Weeks Family Limited Partnership, Ltd.* Olan B. Weeks*
                                Terry D. Allen*
                                Lowell J. Walker, Sr.*
                                Mills Group, Ltd.*
                                Robert W. Raiford*
                                Robert G. Chapman Family Partnership, Ltd.*
                                Owen G. Vaughn, Jr.*
                                The Lawrence J. Bradford Family
                                Partnership, Ltd.*
                                Robert A. Knost*
                                David Smith*
                                William or Carolyn Miller*
                                Willie E. Rigsby*
                                Byron P. Walker, Sr.*

* Indicates that the Shareholder has executed this Voting Agreement by execution of a Master Signature Page.